EXHIBIT 10.1

ePlus inc.
2022 EMPLOYEE STOCK PURCHASE PLAN

1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.
1.1 ESTABLISHMENT.  The ePlus inc. Employee Stock Purchase Plan (the “Plan”) is established effective as of the date of approval of this Plan by the stockholders of the Company (the “Effective Date”). The Plan consists of two components, (i) a Section 423 Component that is intended to qualify as an “employee stock purchase plan” under Section 423, and which shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 and (ii) a Non-Section 423 Component. The Non-Section 423 Component is not intended to qualify under Section 423, and Purchase Rights shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Plan Administrator and designed to achieve tax, securities laws or other compliance objectives for Eligible Employees of Participating Companies outside of the United States. Except as otherwise determined by the Plan Administrator or as provided in the Plan, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component subject to compliance with Applicable Law. Offerings intended to be made under the Non-Section 423 Component will be designated by the Plan Administrator at or prior to the time of such Offering, which may be, but shall not be required to be, simultaneous with an Offering under the Section 423 Component.
1.2 PURPOSE.  The purpose of the Plan is to provide Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock.
1.3 TERM OF PLAN.  The Plan shall continue in effect until the earlier of its termination by the Board or the ten (10) year anniversary of the Effective Date.
2. DEFINITIONS AND CONSTRUCTION.
2.1 DEFINITIONS.  Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a) “Applicable Law” means (i) United States federal and state securities, tax and other applicable laws, regulations and rules, including, without limitation, the Code, the Exchange Act and the Securities Act, (ii) applicable laws, regulations and rules of any foreign country where Purchase Rights are granted to Eligible Employees under the Non-Section 423 Component, and (iii) applicable rules of any stock exchange or quotation system on which shares of Stock are listed or quoted.
(b)  “Board” means the Board of Directors of the Company.
(c) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
(d) “Committee” means the Compensation Committee of the Board.
(e) “Company” means ePlus inc., a Delaware corporation, or any successor corporation thereto.
(f) “Compensation” means, with respect to any Offering Period, a Participant’s total compensation (base salary, commissions, bonuses and overtime) payable in cash during such Offering Period before deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code. Compensation shall not include reimbursements of expenses, allowances, short-term disability, long-term disability, workers’ compensation or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other equity, stock purchase or stock option plan.

(g) “Delegate” means any brokerage firm, bank or other financial institution, entity, or management Employee engaged, retained, appointed or authorized by the Committee to act or render services with respect to the Plan.
(h) “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.
(i) “Employee” means an individual who renders services to a Participating Company in the status of an employee; and, with respect to the Section 423 Component, an individual who is an employee of a Participating Company within the meaning of Section 3401(c) of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the Participating Company employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while such individual is on a military leave, sick leave, disability or other bona fide leave of absence approved by the Company of three (3) months or less (or such longer period as guaranteed by statute or contract). In the event an individual’s leave of absence exceeds three (3) months, the individual shall be deemed to have ceased to be an Employee with respect to the Plan only on the first (1st) day following the third (3rd) month of such leave unless the individual’s right to continued employment or reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Plan Administrator shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.
(j) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
(k)  “Fair Market Value” means, on any Trading Day, the closing price of a share of Stock as quoted on the principal securities exchange on which the Stock is then trading, including, without limitation, the Nasdaq Stock Market stock exchange.
(l) “Non-Section 423 Component” means the portion of the Plan and those Offerings that are not intended to meet the requirements of Section 423, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Plan Administrator as part of such portion of the Plan.
(m) “Offering” means an offering of Stock as provided in Section 6.
(n) “Offering Date” means, for any Offering Period, the first Trading Day of such Offering Period.
(o) “Offering Period” means a period established in accordance with Section 6.1.
(p) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(q) “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.
(r) “Participation Agreement” means an agreement in such form as specified by the Plan Administrator, stating an Eligible Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Eligible Employee’s Compensation.
(s) “Participation Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Plan Administrator shall establish.
(t) “Participating Company” means the Company or any Parent Corporation or Subsidiary designated by the Plan Administrator as a corporation the Employees of which may, if Eligible Employees, participate in the Plan, such designation to specify whether such participation is in the Section 423 Component or the Non-Section 423 Component (but not both).

(u) “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.
(v) “Payday” means the regular and recurring established day for payment of Compensation to an Employee.
(w) “Plan Administrator” means the Committee and any Delegate.
(x) “Purchase Date” means, for any Offering Period, the last Trading Day of such Offering Period.
(y) “Purchase Price” means the price at which a share of Stock is purchased under the Plan as determined in accordance with Section 9.
(z) “Purchase Right” means a right granted to a Participant pursuant to the Plan to purchase shares of Stock with respect to an Offering Period as provided in Section 8.
(aa) “Section 423” means Section 423 of the Code.
(bb) “Section 423 Component” means the portion of the Plan and those Offerings under the Plan that are intended to meet the requirements of Section 423 including, without limitation, Code Section 423(b).
(cc) “Securities Act” means the Securities Act of 1933, as amended.
(dd) “Stock” means the common stock, par value $0.01 per share, of the Company, as adjusted from time to time in accordance with Section 4.2.
(ee)  “Subsidiary” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code; provided, however, that a limited liability company may also be a “Subsidiary” if (i) such limited liability company is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such limited liability company, or (ii) such limited liability company is classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such limited liability company would otherwise qualify as a “subsidiary corporation” as defined in Section 424(f) of the Code. Notwithstanding the forgoing, with respect to the Non-Section 423 Component, the term “Subsidiary” shall include any corporate or non-corporate entity in which the Company has a direct or indirect equity ownership interest.
(ff) “Trading Day” means any day on which the national stock exchange upon which the stock is listed is open for trading.
2.2 CONSTRUCTION.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3. ADMINISTRATION.
3.1 ADMINISTRATION; SECTION 423 RIGHTS AND PRIVILEGES. The Plan shall be administered by the Plan Administrator. All questions of interpretation of the Plan, of any form of agreement or other document employed in the administration of the Plan, or of any Purchase Right shall be determined by the Plan Administrator (with the Committee having ultimate authority in the case of any conflict between the Committee and any Delegate) and shall be final, binding and conclusive upon all Employees, Participants and other persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Plan Administrator shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Section 423 Component shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Non-U.S. Subsidiaries may only become Participating Companies in the Non-Section 423 Component. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2 POWER AND AUTHORITY OF PLAN ADMINISTRATOR.  In furtherance of the provisions of Section 3.1, the Plan Administrator shall have the power and authority to conduct the administration of the Plan in accordance with the provisions of the Plan including, without limitation but subject to compliance with Applicable Law including Section 423 with respect to the Section 423 Component, the following:
(a) To construe and interpret the Plan (including, without limitation, the Section 423 Component and the Non-Section 423 Component), the terms of any Offering, and the terms of any Purchase Right.
(b) To designate from time to time the Subsidiaries and Parent Corporation that shall be Participating Companies.
(c) To establish and terminate Offerings and Offering Periods.
(d) To determine how and when Purchase Rights shall be granted, and the provisions of each Offering, which need not be identical.
(e) To correct any defect, omission or inconsistency in the Plan.
(f) To exercise such powers and to perform such acts as the Plan Administrator determines necessary or proper to carry out the intent of the Plan including, without limitation, that the Section 423 Component be treated as an “employee stock purchase plan” within the meaning of Section 423.
(g) To adopt, amend, terminate and administer, sub-plans and appendices applicable to certain Participating Companies, which sub-plans and appendices shall be designed to be part of the Non-Section 423 Component.
(h) To employ third parties including, without limitation, consultants, brokers and third party administrators to assist in the administration of the Plan.
3.3 RULES, POLICIES AND PROCEDURES.  In furtherance of the provisions of Sections 3.1 and 3.2, the Plan Administrator may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code with respect to the Section 423 Component, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Plan Administrator, in its sole discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes in the rate of payroll deduction during an Offering, (c) with respect to the Non-Section 423 Component, an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for any delay or mistake in processing an Enrollment Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable for the Section 423 Component to comply with the requirements of Section 423, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.
4. SHARES SUBJECT TO THE PLAN.
4.1  NUMBER OF SHARES ISSUABLE.  Subject to adjustment as provided in Section 4.2, the aggregate number of shares of Stock that may be issued to Participants under the Plan shall be Two Million Five Hundred Thousand (2,500,000) shares of Stock, all of which may be issued under the Section 423 Component. Such shares of Stock may be newly issued shares, treasury shares or shares acquired in the open market.
4.2 ADJUSTMENTS FOR CHANGES IN CAPITALIZATION.  In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right and in the Purchase Price. If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to a Transfer of Control) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion.

Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.
5. ELIGIBILITY.
5.1 EMPLOYEES ELIGIBLE TO PARTICIPATE.  Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:
(a) Any Employee who has been employed by the Participating Company Group for less than thirty (30) days; and
(b) With respect to the Non-Section 423 Component, any Employee who is a citizen or resident of a country other than the United States if the grant of the Purchase Right is prohibited under the Applicable Law of the country governing such Employee.
5.2 EXCLUSION OF CERTAIN EMPLOYEE STOCKHOLDERS.  Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, such Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such entities, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.
6. OFFERINGS.
The Plan shall be implemented by sequential semi-annual Offerings of six (6) months duration or such other duration as the Plan Administrator shall determine. The first Offering Period shall commence on December 1, 2022, or such other date after the Effective Date as determined by the Plan Administrator, and shall have a term of six (6) months. Subsequent Offering Periods shall commence on or about June 1, and December 1, of each year and end on the last day of each such six month period, respectively. Notwithstanding the foregoing, the Board may establish a different term for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period for the Section 423 Component may exceed a term of twenty-seven (27) months. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided the terms of the Offering thereunder comply with the requirements of Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
7. PARTICIPATION IN THE PLAN.
7.1 INITIAL PARTICIPATION.  An Eligible Employee may become a Participant in an Offering Period by executing and delivering a properly completed Participation Agreement to the Plan Administrator or other person designated by the Plan Administrator not later than the Participation Date for such Offering Period. An Eligible Employee who does not deliver a properly completed and executed Participation Agreement on or before the Participation Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently delivers a properly completed and executed Participation Agreement on or before the Participation Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period, provided such Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period, by complying with the requirements of this Section 7.1.To the extent permitted by Applicable Law and by the Plan Administrator, an Eligible Employee may submit any Participation Agreement, and any other required form or notice under the Plan, by means of an electronic form approved by the Plan Administrator.

7.2 CONTINUED PARTICIPATION.  A Participant shall automatically participate in the next Offering Period commencing immediately after the Purchase Date of each Offering Period in which the Participant participates provided that such Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13.
A Participant who automatically participates in a subsequent Offering Period, as provided in this Section 7.2, is not required to execute and deliver any additional Participation Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may execute and deliver a new Participation Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Participation Agreement. Eligible Employees may not participate simultaneously in more than one Offering Period if the Company establishes concurrent Offering Periods.
8. RIGHT TO PURCHASE SHARES.
8.1 GRANT OF PURCHASE RIGHT.  Except as set forth below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of a right to purchase that number of whole shares of Stock determined by dividing the amount of the Participant’s accumulated payroll deductions as of the Purchase Date by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than Twelve Thousand Five Hundred Dollars ($12,500), or such lower dollar amount as determined by the Plan Administrator and communicated to Participants prior to the commencement of an Offering Period, of Stock on any Purchase Date, subject to the limitations of this Section 8 and adjustment pursuant to Section 4.2. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.
8.2 PRO RATA ADJUSTMENT OF PURCHASE RIGHT.  Notwithstanding the provisions of Section 8.1, if the Plan Administrator establishes an Offering Period of less than or more than six (6) months in duration, the Plan Administrator may adjust the maximum amount of Stock specified in Section 8.1 on a pro rata basis.
8.3 CALENDAR YEAR PURCHASE LIMITATION.  Notwithstanding any provision of the Plan to the contrary, no Purchase Right shall entitle a Participant to purchase shares of Stock under the Plan at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right has been outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section 8.3 shall be applied with respect to the Section 423 Component in conformance with Section 423(b)(8) of the Code.
9. PURCHASE PRICE.
The Purchase Price for an Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date, or (b) the Fair Market Value of a share of Stock on the Purchase Date; provided, however, that the Purchase Price shall not be less than the $0.01 par value per share of Stock.

10. ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTIONS.
Unless with respect to the Non-Section 423 Component Applicable Law requires that Participants be permitted to pay for shares of Stock in cash, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right shall be paid for by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:
10.1 AMOUNT OF PAYROLL DEDUCTIONS.  Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each Payday during an Offering Period shall be determined by the Participant’s Participation Agreement. The Participation Agreement shall set forth the amount of the Participant’s Compensation to be deducted on each Payday during an Offering Period in flat dollar increments of the Participant’s Compensation on such Payday not exceeding Twelve Thousand Five Hundred Dollars ($12,500) in the aggregate, or such lower amount as determined by the Plan Administrator and communicated in advance of the commencement of an Offering Period.
10.2 COMMENCEMENT OF PAYROLL DEDUCTIONS.  Payroll deductions shall commence on the first Payday practical following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.
10.3 ELECTION TO STOP PAYROLL DEDUCTIONS.  During an Offering Period, a Participant may elect to stop deductions from his or her Compensation by delivering to the Company’s payroll office or other designated office a notice to stock deductions (“Stop Notice”). The Stop Notice shall be effective beginning with the first full payroll period after the Stock Notice is received. However, the Plan Administrator may change the effective date of a Stop Notice from time to time. A Participant who elects to stop deductions pursuant to a Stop Notice shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1.
10.4 PARTICIPANT ACCOUNTS.  Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions (or if applicable to the Non-Section 423 Component, cash payments by Participants) from a Participant’s Compensation shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.
10.5 NO INTEREST PAID.  Interest shall not be paid on sums deducted from a Participant’s Compensation (or if applicable to the Non-Section 423 Component, cash payments by Participants) pursuant to the Plan unless, with respect to the Non-Section 423 Component, required by Applicable Law.
11. PURCHASE OF SHARES.
11.1 EXERCISE OF PURCHASE RIGHT.  On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Offering or the Plan pursuant to Section 12 and whose participation in the Offering has not ended as a result of a termination of employment or eligibility pursuant to Section 13 shall, subject to the limitations set forth in Section 8 and Section 11, automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right.
11.2 LIMIT ON NUMBER OF SHARES PURCHASABLE IN OFFERING PERIOD.  Any provision herein to the contrary notwithstanding, the Plan Administrator may establish, effective for any future Offering Period, a limit on the aggregate number of shares of Stock which may be purchased under the Plan by all Participants during such Offering Period.

11.3 PRO RATA ALLOCATION OF SHARES.  In the event that the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1 or the aggregate limit for an Offering Period established by the Plan Administrator pursuant to Section 11.2, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as the Plan Administrator shall determine and, with respect to the Section 423 Component, as shall be compliant with Section 423.
11.4 DELIVERY OF SHARES.  As soon as practicable after each Purchase Date, the Company will deliver to each Participant the shares of Stock acquired by the Participant on such Purchase Date. Such shares may be evidenced in such manner as the Plan Administrator may determine and may be issued pursuant to the Company’s book-entry procedures. The Plan Administrator may require that such shares be deposited directly with a broker designated by the Company or to a designated agent of the Company; and the Company may utilize electronic or automated methods of share transfer. The Plan Administrator or the Company may require that shares be retained with such broker or agent until the earlier of a designated period of time or the sale of the shares and may establish procedures to permit tracking of dispositions of shares. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant.
11.5 RETURN OF CASH BALANCE.  Unless otherwise determined by the Plan Administrator in compliance with Applicable Law and communicated in advance of the commencement of an Offering Period, any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, such amount may be retained in the Participant’s Plan account to be applied toward the Participant’s purchase of shares of Stock in the subsequent Offering Period.
11.6 TAX WITHHOLDING; NO REPRESENTATIONS REGARDING TAXES.  At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the foreign, federal, state and local tax withholding obligations of the Participating Company Group, if any, which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, subject to Applicable Law, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations. Neither the Company, nor the Board nor the Plan Administrator makes any representation as to the tax treatment under Applicable Law relating to a Participant’s participation in the Plan or purchase of shares of Stock pursuant to the Plan.
11.7 EXPIRATION OF PURCHASE RIGHT.  Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.
11.8 REPORTS TO PARTICIPANTS.  Each Participant shall have access to, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total payroll deductions accumulated prior to such Purchase Date, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.5.
12. WITHDRAWAL FROM PLAN.
12.1 VOLUNTARY WITHDRAWAL FROM THE PLAN.  A Participant may withdraw from the Plan by signing and delivering to the Plan Administrator a notice of withdrawal on a form provided by the Plan Administrator for such purpose. Such withdrawal may be elected at least fifteen (15) days (or such other number of days determined by the Plan Administrator and communicated prior to the commencement of an Offering Period) prior to the end of an Offering Period. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1.

12.2 RETURN OF PAYROLL DEDUCTIONS.  Upon a Participant’s voluntary withdrawal from the Plan pursuant to Sections 12.1, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares of Stock shall, in compliance with Applicable Law, be returned as soon as practicable after the withdrawal, without the payment of any interest, to the Participant, and the Participant’s participation in the Plan shall terminate.
13. TERMINATION OF EMPLOYMENT OR ELIGIBILITY.
Upon a Participant’s ceasing to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the payroll deductions credited to the Participant’s Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 5 and 7.1.
14. TRANSFER OF CONTROL.
14.1 DEFINITIONS.
(a) A “Transfer of Control” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) a merger, consolidation or the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company where the stockholders of the Company before such transaction do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange; (ii) a merger or consolidation in which the Company is not the surviving corporation; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more Subsidiaries); or (iv) a liquidation or dissolution of the Company. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transfer of Control, own the Company or the transferee corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Transfer of Control transactions are related, and its determination shall be final, binding and conclusive.
14.2 EFFECT OF TRANSFER OF CONTROL ON PURCHASE RIGHTS.  In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), shall assume the Company’s rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Transfer of Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.
15. NONTRANSFERABILITY OF PURCHASE RIGHTS.
A Purchase Right may not be encumbered, assigned, pledged or transferred in any manner otherwise than by will or the laws of descent and distribution upon the death of a Participant, and shall be exercisable during the lifetime of the Participant only by the Participant.

16. RESTRICTION ON ISSUANCE OF SHARES.
The issuance of shares of Stock under the Plan shall be subject to compliance with all Applicable Laws with respect to such securities. A Purchase Right may not be exercised if the issuance of shares of Stock upon such exercise would constitute a violation of any Applicable Laws or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares of Stock issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Stock under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.
As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law, and to make any representation or warranty with respect thereto as may be requested by the Company. The issuance of shares of Stock shall also be subject to the limitation upon the maximum number of shares of Stock that may be issued under the Plan.
17. RIGHTS AS A STOCKHOLDER AND EMPLOYEE.
A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares of Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares of Stock are issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.
18. NOTIFICATION OF SALE OF STOCK.
A Participant and a former Participant shall give the Company prompt notice of any disposition of shares of Stock, acquired pursuant to the Plan, within two (2) years from the Offering Date or one (1) year from the Purchase Date (the “Disqualifying Disposition Period”). Unless otherwise determined by the Plan Administrator, the Participant or former Participant must hold such shares of Stock in the Participant’s (or former Participant’s) name in any brokerage firm account specified by the Plan Administrator until the earlier of the expiration of the Disqualifying Disposition Period or the disposition of such shares by the Participant or former Participant.
19. NOTICES.
All notices or other communications by a Participant to the Plan Administrator or the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Plan Administrator or the Company at the location, or by the person, designated by the Plan Administrator or the Company for the receipt thereof.
20. INDEMNIFICATION.
In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board, the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Plan Administrator is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

21. AMENDMENT OR TERMINATION OF THE PLAN.
The Board may at any time amend or terminate the Plan, except that (a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Section 423 Component as an “employee stock purchase plan” pursuant to Section 423 or to obtain qualification or registration of the shares of Stock under Applicable Law).
In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares of Stock than are authorized for issuance under Section 4 of the Plan, or would change the definition of the entities that may be designated by the Plan Administrator as Participating Companies, or if such stockholder approval is otherwise required by Applicable Law.
22. DATA PRIVACY.
As a condition for participation in the Plan, each Eligible Employee and Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described herein by and among the Plan Administrator, the Participating Companies and their affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Plan Administrator, the Participating Companies and their affiliates may hold certain personal information about a Participant, including the Participant’s name, address, telephone number, birthdate, social security number, insurance number or other identification number, salary and Compensation, nationality, job title(s), shares of Stock held, the Participant’s beneficiary or legal representative and related information and participation details to implement, manage and administer the Plan and any Offering Period (collectively, the “Data”). The Plan Administrator, the Participating Companies and their affiliates may transfer the Data amongst themselves as deemed necessary to implement, administer and manage the Participant’s participation in the Plan and any Offering Period, and the Plan Administrator, the Participating Companies and their affiliates may transfer the Data to third parties assisting the Plan Administrator, the Participating Companies and their affiliates with Plan implementation, administration and management; and such recipients may be located in the Participant’s country or elsewhere, and the Participant’s country may have different data privacy laws and protections than such recipients’ countries. By participating in the Plan and in any Offering Period, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any Data transfer to a broker or other third party with whom the Plan Administrator, the Company or the Participant may elect to deposit any shares of Stock.
23. GOVERNING LAW.
Except to the extent governed by Applicable Law that is United States federal law, the Plan and all Participation Agreements shall be administered, interpreted and enforced in accordance with the laws of the State of Delaware, disregarding any state’s choice of law principles regarding the application of a jurisdiction’s laws other than the State of Delaware.
IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing ePlus inc. 2022 Employee Stock Purchase Plan was duly adopted by the Board of Directors of the Company on July 19, 2022, and the stockholders of the Company on September 15, 2022.

By: /s/ Erica S. Stoecker
Erica S. Stoecker
Secretary